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                                                                  EXHIBIT (h)(1)

                          MASTER DISTRIBUTION AGREEMENT

      THIS AGREEMENT made as of the 1st day of June, 2010, by and between Invesco Van Kampen Senior Loan Fund (the "Fund"), with respect to each class of shares (the "Shares") of the Fund, and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

      In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      FIRST: The Fund hereby appoints the Distributor as its exclusive agent for the sale of the Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world in accordance with the terms of the then current prospectus or statement of additional information (collectively, a "Prospectus") applicable to the Fund.

      SECOND: The Fund shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

      (A) the Fund may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

      (B) the Fund may issue Shares at their net asset value in connection with certain classes of transactions or to certain classes of investors, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act") as if the fund were an open-end investment company, provided that any such class of transaction or class of investor is specified in the Prospectus; and

      (C) the Fund shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares.

      THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

      (A) the Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate sales of Shares at any time when, in the opinion of the Distributor or of the Fund, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

      (B) the Fund may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

      (C) the Distributor, as agent, does not undertake to sell any specific amount of Shares.

      FOURTH:

      (A) The public offering price of the Shares (the "offering price") shall be the net asset value per share plus a sales charge, if any. Net asset value per share shall be determined in accordance

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with the provisions of the Prospectus. The sales charge shall be established by the Distributor. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of certain Shares and such schedule of contingent deferred sales charges shall be disclosed in the Prospectus. The sales charges and schedule of contingent deferred sales charges may reflect scheduled variations in, the elimination of, or waivers of sales charges on sales of or redemptions of Shares either generally to the public, or to any specified class of investors or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission ("SEC") and as set forth in the Prospectus applicable to the Shares. The Distributor and the Fund shall apply any then applicable scheduled variation in, elimination of, or waiver of, the selling commission or contingent deferred sales charge uniformly to all classes of transactions or classes of investors.

      (B) The Fund shall allow directly to investment dealers and other financial institutions through whom Shares are sold, such portion of any applicable sales charges as may be payable to them and specified by the Distributor up to but not exceeding the amount of the total sales charge. The difference between any sales charges so payable and the total sales charges included in the offering price shall be paid to the Distributor.

      The Distributor may pay to investment dealers and other financial institutions through whom Shares are sold, such sales charge or other payment as the Distributor may specify from time to time. Payment of any such sales charge or other payment shall be the sole obligation of the Distributor.

      (C) No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Fund on behalf of the Shares pursuant to Rule 12b-1 under the 1940 Act as if the Fund were an open-end investment company.

      (D) The Fund shall repurchase the Shares from shareholders pursuant to repurchase offers in accordance with the terms set forth from time to time in the Prospectus and in any applicable repurchase offer document regarding the particular repurchase offer. The price to be paid to a shareholder to repurchase the Shares shall be equal to the net asset value of the Shares being repurchased, less any applicable early withdrawal charge ("gross repurchase proceeds"), calculated pursuant to the then applicable schedule of early withdrawal charges, and if applicable, after payment of any applicable early withdrawal charge, less any applicable repurchase fee, which repurchase fee shall be retained by the Fund ("net repurchase proceeds"). The Distributor shall be entitled to receive the amount of any applicable early withdrawal charge that has been subtracted from gross repurchase proceeds. The Fund shall pay or cause the Fund's transfer agent to pay the applicable early withdrawal charge to the Distributor on the date net repurchase proceeds are payable to the shareholder.

      (E) It is understood that Shares of the Fund will not be repurchased by either the Fund or the Distributor outside of the Fund's repurchase offers, and that no secondary market for the Fund's Shares exits currently, or is expected to develop. Accordingly, investment in the Fund's Shares would be considered illiquid. ANY REPRESENTATION AS TO A REPURCHASE OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE FUND'S PROSPECTUS OR REPURCHASE OFFER, IS EXPRESSLY PROHIBITED.

      (F) The Distributor hereby covenants that it (i) will not make a secondary market in any Shares of the Fund, (ii) will not purchase or hold such Shares in inventory for the purpose of resale

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in the open market, (iii) will not repurchase Shares in the open market, and
(iv) will require every bank, broker or dealer participating in the continuous offering of the Shares to make the covenants contained in clauses (i), (ii) and
(iii) of this section 4(F) as a condition precedent to their participation in such offering.

      FIFTH: The Distributor shall act as agent of the Fund in connection with the sale and repurchase of Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion or the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell the Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall act as a principal, and not as an agent, of the Fund. The Distributor or such other investment dealers or financial institutions will be deemed to have performed all services required to be performed in order to be entitled to receive the asset based sales charge portion of any amounts payable with respect to Class A, Class B and Class C Shares to the Distributor pursuant to a distribution plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act as if the Fund were an open-end investment company upon the settlement of each sale of a Class A, Class B or Class C Share.

      SIXTH: The Fund shall bear:

      (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and

      (B) all legal expenses in connection with the foregoing.

      SEVENTH: The Distributor shall bear the expenses of printing from the final proof and distributing the Prospectuses for the Shares (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those Prospectuses, and supplements thereto, to be distributed to shareholders of the Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to investment dealers and financial institutions in connection with such public offerings, and expenses of advertising in connection with such public offerings.

      EIGHTH: The Fund shall reimburse the Distributor for out-of-pocket costs and expenses actually incurred by it in connection with distribution of each class of Shares, respectively, subject to the below described distribution plan, in accordance with the terms of a plan (the "Distribution Plan") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act with respect to its Class A, Class B and Class C Shares as if the Fund were an open-end investment company, as such Distribution Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Distributor hereunder with respect to class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the "Disinterested Trustees" (as such term is defined in such Distribution Plan) by vote cast in person at a meeting called for the purpose of voting on this Agreement. The Fund reserves the right to terminate such Distribution Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Distribution Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of the classes of Shares subject

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to the Distribution Plan of the amounts so paid and the purposes for which such expenditures were made for each such class of Shares.

      NINTH: The Fund compensate the Distributor for providing services to, and the maintenance of, shareholder accounts in the Fund (including prepaying service fees to eligible brokers, dealers and financial intermediaries and expenses incurred in connection therewith) and the Distributor may pay as agent for and on behalf of the Fund a service fee with respect to certain classes of its Shares to brokers, dealers and financial intermediaries for the provision of shareholder services and the maintenance of shareholder account in the Fund in the amount with respect to each such class of Shares set forth from time to time in the Fund's Prospectus. The Fund shall compensate the Distributor for such expenses in accordance with the terms of a service plan (the "Service Plan"), as such Service Plan may be in effect from time to time; provided, however, that no service fee payments shall be due or paid to the Distributor hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the Disinterested Trustees by vote cast in person at a meeting called for the purpose of voting on this Agreement. The Fund reserves the right to terminate such Service Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Service Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of such classes of Shares of the amounts paid as service fees for each such class of Shares.

      TENTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. The Fund may reject purchase orders where, in the judgment of the Fund, such rejection is in the best interest of the Fund.

      ELEVENTH: The Fund and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of the Shares.

      TWELFTH:

      (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Fund and the Shares against any and all claims, demands, liabilities and expenses which the Fund or the Shares may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Fund in its Prospectus or in this Agreement.

      (B) The Distributor shall indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus, or any omission to state a material fact

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therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

      (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Fund, or for any failure of any such transfer agent to perform its duties.

      THIRTEENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its Agreement and Declaration of Trust, as amended, or to any applicable statute or regulation.

      FOURTEENTH: This Agreement shall become effective with respect to the Shares upon its approval by the Board of Trustees of the Fund and by a vote of the majority of the trustees of the Fund who are not interested parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of any party to this Agreement cast in person at a meeting called for such purpose, shall continue in force and effect until June 30, 2012, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved at least annually (a)(i) by the Board of Trustees of the Fund or (ii) by the vote of a majority of the outstanding Shares (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

      FIFTEENTH:

      (A) This Agreement may be terminated with respect to the Shares at any time, without the payment of any penalty, by vote of the Board of Trustees of the Fund or by vote of a majority of the outstanding Shares, or by the Distributor, on sixty (60) days' written notice to the other party; and

      (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

      SIXTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of each Fund and the Distributor shall be 11 Greenway Plaza, Suite 2500, Houston, Texas 77046-1143.

      SEVENTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Fund individually, but are binding only upon the assets and property of the Fund and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

      EIGHTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                       INVESCO VAN KAMPEN SENIOR LOAN FUND

                                       By:   /s/ John M. Zerr
                                             -----------------------------------
                                             Name:    John M. Zerr
                                             Title:   Senior Vice President

                                       INVESCO DISTRIBUTORS, INC.

                                       By:   /s/ John M. Zerr
                                             -----------------------------------
                                             Name:    John M. Zerr
                                             Title:   Senior Vice President